As filed with the Securities and Exchange Commission on August 22, 2008

Registration No. 33-89930

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

MAIR Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	41-1616499
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Fifth Street Towers, Suite 1360

150 South Fifth Street

Minneapolis, MN  55402

 (Address, including Zip Code, of Principal Executive Offices)

AIRTRAN CORPORATION 1994 STOCK OPTION PLAN

(Full Title of the Plans)

RUTH M. TIMM, ESQ.	Copies to:
Vice President and General Counsel	BRETT D. ANDERSON, ESQ.
MAIR Holdings, Inc.	NATHAN L. BULLER, ESQ.
150 South Fifth Street	Briggs and Morgan, P.A.
Minneapolis, MN 55402	2200 IDS Center
(612) 333-0021	80 South Eighth Street
(Name, address, including zip code,	Minneapolis, MN 55402
and telephone number, including	(612) 977-8400 (phone)
area code, of Agent for Service)	(612) 977-8650 (fax)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if smaller reporting company)

EXPLANATORY NOTE

The Registrant previously filed with the Securities and Exchange Commission (the “Commission”), and the Commission declared effective, a registration statement on Form S-8 on March 2, 1995, Registration No. 33-89930 (the “Registration Statement”), for the registration of 250,000 shares of the Registrant’s common stock issuable upon exercise of awards under the Airtran Corporation 1994 Stock Option Plan.  We believe a portion of the common stock was sold pursuant to the Registration Statement.

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (“Post-Effective Amendment No. 1”) is being filed to terminate the Registration Statement and deregister the shares of the Registrant’s common stock that were registered under the Registration Statement which remain unsold as of the date hereof.  No shares of common stock remain available for sale pursuant to this Registration Statement.  The Registration Statements are hereby amended to reflect the deregistration of all such securities.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 with respect to the Airtran Corporation 1994 Stock Option Plan to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on August 22, 2008.

MAIR HOLDINGS, INC.

By:	/s/ Paul F. Foley
Paul F. Foley
President, Chief Executive Officer and acting Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Paul F. Foley	President, Chief Executive Officer, acting
Paul F. Foley	Chief Financial Officer and Director	August 22, 2008
(Principal Executive and Financial Officer)

/s/ Wendy S. Ojala	Vice President and Controller
Wendy S. Ojala	(Principal Accounting Officer)	August 22, 2008

/s/ John J. Ahn	Director
John J. Ahn		August 22, 2008

/s/ Donald E. Benson	Director
Donald E. Benson		August 22, 2008

/s/ Pierson M. Grieve	Director
Pierson M. Grieve		August 22, 2008

/s/ James A. Lee	Director
James A. Lee		August 22, 2008

/s/ Carl R. Pohlad	Director
Carl R. Pohlad		August 22, 2008

/s/ Robert C. Pohlad	Director
Robert C. Pohlad		August 22, 2008

/s/ Raymond W. Zehr, Jr.	Director
Raymond W. Zehr, Jr.		August 22, 2008

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